PLY GEM INDUSTRIES TO ACQUIRE SIMONTON WINDOWS FROM FORTUNE BRANDS HOME & SECURITY
Strengthens North American Leadership Position in the Low-Maintenance, Energy-Efficient Residential Window Market
CARY, N.C., August 20, 2014 - (BUSINESS WIRE) - Ply Gem Holdings, Inc. (NYSE: PGEM), a leading manufacturer of exterior building products in North America, through its subsidiary, Ply Gem Industries, has signed an agreement with Fortune Brands Home & Security, Inc. (NYSE: FBHS) to acquire Simonton Windows - one of America’s leading vinyl window and patio door manufacturers with revenues over $300 million. As part of the deal, Ply Gem will also acquire all assets of SimEx, a vinyl and PVC foam extrusion manufacturing operation in West Virginia, from Fortune Brands. The transaction, valued at approximately $130 million, aligns with Ply Gem’s plans for growing strategically while contributing to earnings growth through targeted acquisitions of complementary specialty product lines.
The transaction combines two leading low-maintenance, energy-efficient residential window businesses under the Ply Gem umbrella, and is expected to:

•	Create a more comprehensive, balanced portfolio by combining Simonton’s strength in the repair and remodeling (R&R) market with Ply Gem’s leadership in the new construction market.

•	Establish a stronger national residential windows platform with manufacturing scale and channel distribution advantages to serve both R&R and new construction customers.

•	Generate opportunities for operational efficiencies to enhance customer service and propel future profitability and growth, core tenets of Ply Gem’s strategic vision.

“The addition of Simonton Windows is in full alignment with our strategic growth plan and will better balance the mix of end markets that we serve while strengthening our core capabilities and contributing significantly to revenues in the future,” said Gary E. Robinette, Ply Gem’s President and CEO. “A prominent brand, Simonton has consistently been ranked a leader in the J.D. Powers Window and Patio Doors Satisfaction StudySM and is known for exceptional quality and service. Simonton Windows ideally complements our existing portfolio of window products.”

Robinette adds, “Simonton is a perfect fit for the Ply Gem culture, and we are confident this new addition will help us achieve synergies and competitive advantages that drive growth in top line sales and customer and shareholder value.”

Expected to close in October pending regulatory approval, Ply Gem is funding the deal through a combination of cash-on-hand and new debt. After giving effect to anticipated cost savings and synergies, the acquisition is expected to be credit accretive.

Ply Gem will operate Simonton Windows as a stand-alone business unit, similar to the way the company’s existing Siding and Window groups operate today. Simonton customers will continue to be serviced through its existing relationships.

“We will be very pleased to welcome the experienced Simonton management team to Ply Gem when the deal is closed,” said Robinette. “We look forward to working with them - and all Simonton associates - in the years ahead to build and maintain the best exterior building products company in the industry,” said Robinette.

Headquartered in Columbus, Ohio, Simonton produces ENERGY STAR-qualified vinyl replacement and new construction windows and doors, including a line of impact resistant products, at manufacturing facilities in West Virginia, Illinois and California.

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About Ply Gem Holdings, Inc.
Ply Gem (NYSE: PGEM), headquartered in Cary, N.C., is a leading manufacturer of exterior building products in North America. Ply Gem produces a comprehensive product line of windows and patio doors, vinyl and aluminum siding and accessories, designer accents, cellular PVC trim and mouldings, vinyl fencing and railing, stone veneer and gutterware, used in both new construction and home repair and remodeling in the United States and Canada. Visit www.plygem.com for more information.

Forward-Looking Statements
This press release and oral statements made from time to time by our representatives may contain certain statements that are not historical facts, including information concerning possible or assumed future results of our operations. Those statements constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements involve known and unknown risks, uncertainties and other factors that could cause the actual results of the Company to differ materially from the results expressed in or implied by our forward-looking statements, including: the availability and cost of raw materials and purchased components, the level of construction and remodeling activity, changes in general economic and business conditions, conditions affecting the industries we serve and our customers, the rate of sales growth, availability of labor force and efficiencies, product liability claims, our high degree of leverage and other factors discussed in the Company’s news releases, public statements and/or filings with the Securities and Exchange Commission, including the Company’s most recent Annual and Quarterly Reports on Form 10-K and Form 10-Q. Many of these factors are outside of the Company’s control and all of these factors are difficult or impossible to predict accurately. The Company undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

CONTACT

Investors:	Media:
Shawn Poe, Ply Gem	Audra Hession, Gibbs & Soell
919-677-3901	212-697-2600